UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2009

GREENMAN TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

205 South Garfield
Carlisle, Iowa 50047
 (Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Definitive Material Agreement

On June 17, 2009, GreenMan Technologies, Inc., (the “Company”) entered into an Exclusive Patent License Agreement (the “License”), with American Power Group, Inc., an Iowa corporation (“APG”). Pursuant to the License, the Company acquired the exclusive worldwide right, with the right to grant sublicenses, to make, use, market and sell products and processes covered by U.S. Patent number 6,003,478, issued on December 21, 1999 (the “Patent”) and to use certain technology and information pertaining to the claims in the Patent. The Patent relates to dual-fuel-engine monitoring-and-control systems and the rights licensed by the Company include any additional patents which may be filed or issued by APG during the term of the License in the field of dual-fuel generational development involving hydrogen, methane, and/or other alternative fuels.

In consideration of the License, the Company agreed to issue 2,000,000 shares of its common stock, $.01 par value per share, to APG. The parties have agreed to place 500,000 of the shares in escrow for one year as security for any indemnification claims by the Company under the License. The escrowed shares are intended as a non-exclusive remedy for such indemnification claims. Any shares released to the Company from escrow would be credited against the amount of the indemnified claim at the rate of $.23 per share (the average of the last trading price per share of the Company’s common stock on the OTC Bulletin Board for the 10 consecutive trading days immediately preceding the date of the License), irrespective of the fair market value of Company’s common stock at the time a claim is made or resolved.

APG has agreed that, with certain exceptions, it will not sell or otherwise dispose of any of the shares for a period of one year after the date of the License.

In further consideration of the License, the Company is required to pay royalties to APG, as described in the License, upon the sales of products and services covered by the Patent and with respect to revenue received by the Company from sublicenses of the Patent.

The foregoing descriptions of the License the escrow agreement referred to in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and which are incorporated herein by reference.

Item 3.02.   Unregistered Sales of Equity Securities.

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the issuance of 2,000,000 shares of the Company’s common stock to APG. The issuance of such shares is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of such Act.

Item 7.01.   Regulation FD Disclosure.

On June 22, 2009, the Company issued a press release announcing the matters described in Item 1.01 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

Explanatory Note Regarding Exhibits

Investors should not rely on or assume the accuracy of representations and warranties in negotiated agreements that have been publicly filed because such representations and warranties may be subject to exceptions and qualifications contained in separate disclosure schedules, because such representations may represent the parties’ risk allocation in the particular transaction, because such representations may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes and/or because such representations may no longer continue to be true as of any given date.

Exhibit No.                        Description

10.1	Exclusive Patent License Agreement dated as of June 17, 2009, by and between GreenMan Technologies, Inc. and American Power Group, Inc.

10.2	Escrow Agreement dated as of June 17, 2009, by and among GreenMan Technologies, Inc., American Power Group, Inc. and Morse, Barnes-Brown & Pendleton, P.C., as escrow agent.

99.1	Press Release of GreenMan Technologies, Inc. dated June 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENMAN TECHNOLOGIES, INC.

By:  /s/  Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date:  June 23, 2009

EXHIBIT INDEX

Exhibit No.                        Description

10.1	Exclusive Patent License Agreement dated as of June 17, 2009, by and between GreenMan Technologies, Inc. and American Power Group, Inc.

10.2	Escrow Agreement dated as of June 17, 2009, by and among GreenMan Technologies, Inc., American Power Group, Inc. and Morse, Barnes-Brown & Pendleton, P.C., as escrow agent.

99.2	Press Release of GreenMan Technologies, Inc. dated June 22, 2009.